SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant  |X|

     Filed by a party other than the registrant  |_|

     Check the appropriate box:

     |_|  Preliminary proxy statement

     |X|  Definitive proxy statement

     |_|  Definitive additional materials

     |_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARRAMERICA REALTY CORPORATION
                (Name of Registrant as Specified in Its Charter)

            The Board of Directors of CarrAmerica Realty Corporation
            --------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     |X| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

     |_| $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:
                _______________________________

         (2)    Aggregate number of securities to which transaction applies:
                _______________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
                _______________________________

         (4)    Proposed maximum aggregate value of transaction:
                _______________________________

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:
                _______________________________

         (2)    Form, schedule or registration statement no.:
                _______________________________

         (3)    Filing party:
                _______________________________

         (4)    Date filed:
                _______________________________


--------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                         CARRAMERICA REALTY CORPORATION


                         1700 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held on May 8, 1997

To our Stockholders:

         The 1997 Annual Meeting of Stockholders of CarrAmerica Realty Corporation will be held on Thursday, May 8, 1997 beginning at 10:30 a.m., eastern daylight savings time, at The Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004. At the Meeting, stockholders will act on the following matters:

         1. Election of one director to serve for a new one-year term and one director to serve for a new three-year term;

         2. Approval of the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan and the grant of certain stock options to an executive officer and a key employee of the Company; and

         3. Any other business that properly comes before the Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 28, 1997 will be entitled to vote at the Meeting or any adjournment.

IF YOU PLAN TO ATTEND:

         Please note that space limitations make it necessary to limit attendance to stockholders only. Registration will begin at 9:30 a.m., and seating will be available at approximately 10:00 a.m. Cameras and recording devices will not be permitted at the Meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

WHETHER OR NOT YOU EXPECT TO ATTEND:

         Whether or not you expect to attend the Meeting, you are urged to sign and date the enclosed proxy which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope.


                                          By order of the Board of Directors,

                                          /s/ Andrea F. Bradley

                                          Andrea F. Bradley
                                          Corporate Secretary

                         CARRAMERICA REALTY CORPORATION


                         1700 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006

                                   ----------
                                 PROXY STATEMENT
                                   ----------

         This Proxy Statement contains information related to the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders (the "Meeting") of CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), to be held on Thursday, May 8, 1997 at 10:30 a.m., eastern daylight savings time, for the purposes set forth in the accompanying Notice of Meeting. This solicitation is made on behalf of the board of directors of the Company (the "Board of Directors" or the "Board"). This Proxy Statement, the form of proxy and the 1996 Annual Report to Shareholders are being mailed to stockholders beginning on or about March 31, 1997. The principal executive offices of the Company are located at 1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

         Stockholders Entitled to Vote. Only stockholders of record of common stock (the "Common Stock") of the Company at the close of business on March 28, 1997 are entitled to receive notice of the Meeting and to vote the shares of Common Stock held by them on that date at the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles its holder to cast one vote on each matter to be voted on. At the close of business on March 15, 1997, there were 48,734,335 shares of Common Stock outstanding.

         Quorum. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 28, 1997, will constitute a quorum, permitting the Meeting to conduct its business. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be included in the calculation of the number of shares considered to be present at the Meeting.

         Voting. If the accompanying proxy card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the election of all nominees for director and FOR approval of the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan and the grant of certain stock options to an executive officer and a key employee of the Company and as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

         Revocation of a Proxy. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a notice of revocation or a duly-executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute a revocation of a previously granted proxy.

                              ELECTION OF DIRECTORS
                                    (Item 1)

Board of Directors

         The directors of the Company are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. On March 25, 1997, the Board approved a reduction in the number of members of the Board of Directors from 12 to 9, effective as of the Meeting. As a result, Messrs. David Bonderman, Robert O. Carr, and Anthony R. Manno, Jr., each of whose term as a director will expire at the Meeting, will not stand for re-election to the Board of Directors. Caroline S. McBride, who was elected by the Board of Directors in July 1996, has been nominated for election at the Meeting as a director to hold office until the 1998 Annual Meeting of Stockholders and until her successor is elected and qualified. J. Marshall Peck, whose term as a director will expire at the Meeting, has been nominated for election at the Meeting as a director to hold office until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified.

         The Board of Directors of the Company recommends a vote FOR Caroline S. McBride as a director to hold office until the 1998 Annual Meeting of Stockholders and until her successor is elected and qualified and a vote FOR J. Marshall Peck as a director to hold office until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified. Should any one or more of these nominees become unable to serve for any reason prior to the Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Nominee for Election to Term Expiring 1998

         Caroline S. McBride, 43, has been a director of the Company since July 26, 1996. Mrs. McBride was appointed to the Board in connection with the investment by a wholly-owned subsidiary of Security Capital U.S. Realty ("US Realty") of approximately $250 million in the Company (the "US Realty Transaction"). Mrs. McBride is a Managing Director of Security Capital Investment Research Incorporated, an affiliate of US Realty. From January 1993 to June 1996, Mrs. McBride was the director of private market investments for the IBM Retirement Fund and from January 1992 to January 1995, she was the director of real estate investments for such fund. Prior to joining the IBM Retirement Fund in 1992, Mrs. McBride was director of finance, investments and asset management for IBM's corporate real estate division. Mrs. McBride is on the Boards of Directors of the Pension Real Estate Association (PREA) and the Real Estate Research Institute. Mrs. McBride received her Masters in Business Administration from New York University and a Bachelor of Arts degree from Middlebury College. Mrs. McBride is a member of the Investment Committee and the Audit Committee of the Board of Directors.

Nominee for Election to Term Expiring 2000

         J. Marshall Peck, 45, has been a director of the Company since June 12, 1996. Mr. Peck was appointed to the Board in connection with the US Realty Transaction. Mr. Peck is a Managing Director of Security Capital Investment Research Incorporated, where he is responsible for the operations and oversight of strategic investments. Prior to joining Security Capital Investment Research Incorporated in May 1996, Mr. Peck was a Managing Director of LaSalle Partners Limited since January 1989, where he served in various capacities over his 14-year tenure, with responsibility for operating groups within both the investment and services businesses, and was a member of its management committee. Prior thereto, Mr. Peck held various marketing and management positions in the Data Processing Division of IBM. Mr. Peck is past Chairman of the Pension Real Estate Association and serves on the National Real Estate Advisory Board of the Nature Conservancy. Mr. Peck is on the Boards of Directors of Regency Realty Corporation and Storage USA, Inc. Mr. Peck received his B.A. degree from University of North Carolina at Chapel Hill. Mr. Peck is a member of the Executive Committee and the Executive Compensation Committee of the Board of Directors.

Incumbent Directors -- Term Expiring 1998

         Thomas A. Carr, 38, has been President and a director of the Company since February 1993. In May 1995, Mr. Carr was also appointed the Chief Operating Officer of the Company, at which time he resigned as the Company's Chief Financial Officer, a position he had held since February 1993. Mr. Carr was President of Carr Partners, Inc., a financial services affiliate of The Oliver Carr Company ("OCCO"), the Company's predecessor, from 1991 until February 1993, when Carr Partners, Inc. ceased operations. Prior to becoming President of Carr Partners, Inc., Mr. Carr was Vice President of Suburban Development and Regional Development Partner for Montgomery County for OCCO, beginning in 1985. Mr. Carr is a director of OCCO. Mr. Carr holds a Masters degree in Business Administration from Harvard Business School, and a Bachelor of Arts degree from Brown University. Mr. Carr is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and a director of Lafayette Square Partners, Inc. Mr. Carr is the son of Oliver T. Carr, Jr. and the brother of Robert O. Carr. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors. In addition, Mr. Carr is a member of management's Operating Committee and Investment Committee.

         A. James Clark, 69, has been a director of the Company since February 1993. He has been Chairman of the Board and President of Clark Enterprises, Inc., a Bethesda, Maryland-based company involved in real estate, communications, and commercial and residential construction, since 1972. Mr. Clark is a member of the University of Maryland Foundation, and serves on the Board of Trustees of The Johns Hopkins University. He is also a member of the PGA Tour Investments Policy Board and a director of Lockheed Martin Corporation and Potomac Electric Power Company. Mr. Clark is a graduate of the University of Maryland. Mr. Clark is a member of the Executive Committee, the Investment Committee, the Executive Compensation Committee, and the Nominating Committee of the Board of Directors.

         Wesley S. Williams, Jr., 54, has been a director of the Company since February 1993. Mr. Williams has been a partner of the law firm of Covington & Burling since 1975. He was adjunct professor of real estate finance law at the Georgetown University Law Center from 1971 to 1973 and is a contributing author to several texts on banking law and on real estate finance and investment. Mr. Williams is on the Editorial Advisory Board of the District of Columbia Real Estate Reporter. Mr. Williams serves on the Boards of Directors of Blackstar Communications, Inc. and its Florida, Michigan, and Oregon subsidiaries; Blackstar LLC and its Nebraska and South Dakota subsidiaries; and the Federal Reserve Bank of Richmond, Virginia. Mr. Williams is Chairman of the Boards of Directors of Broadcast Capital, Inc. and Broadcast Capital Fund, Inc. and is Vice Chairman of the Board of Directors of The Lockhart Companies, Incorporated. Mr. Williams also is a member of the Executive Committee of the Board of Trustees of Penn Mutual Life Insurance Company. Mr. Williams received a B.A. and J.D. from Harvard University, an M.A. from the Fletcher School of Law and Diplomacy and an L.L.M. from Columbia University. Mr. Williams is a member of the Executive Compensation Committee of the Board of Directors.

Incumbent Directors -- Term Expiring 1999

         Andrew F. Brimmer, 70, has been a director of the Company since February 1993. He has been the President of Brimmer & Company, Inc., an economic and financial consulting firm, since 1976. Since 1995, Dr. Brimmer has served as chairman of the District of Columbia Financial Control Board. Dr. Brimmer was a member of the Board of Governors of the Federal Reserve System from 1966 through 1974. He is also the Wilmer D. Barrett Professor of Economics at the University of Massachusetts--Amherst. Dr. Brimmer serves as a director of BankAmerica Corporation and Bank of America, BlackRock Investment Income Trust, Inc. (and other funds), PHH Corporation, E.I. du Pont de Nemours & Company, Navistar International Corporation, Gannett Company and Airborne Express. Dr. Brimmer received a B.A. and a Masters degree in Economics from the University of Washington and a Ph.D. in Economics from Harvard University. Dr. Brimmer is a member of the Audit Committee of the Board of Directors.

         Oliver T. Carr, Jr., 71 has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since February 1993. Mr. Carr founded OCCO in 1962 and since that time has been its Chairman of the Board and a director. In addition, Mr. Carr has served as President of OCCO since February 1993. He was Chairman of the Board of Trustees of the George Washington University until May 1995. Mr. Carr is the father of Thomas A. Carr and Robert
O. Carr. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors.

         George R. Puskar, 53, has been a director of the Company since February 1993. He has served as the Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate") since 1989 and a vice president of The Equitable Life Assurance Society of the United States ("ELAS"). Mr. Puskar joined ELAS in 1966 in its local field office in Pittsburgh. Mr. Puskar became the President of Equitable Real Estate, a diversified real estate organization which is a subsidiary of ELAS, in 1984. Mr. Puskar serves as a director of Equitable Real Estate Capital Markets, Inc. and is a member of the Boards of Directors of the International Council of Shopping Centers, Clark Atlanta University, The Atlanta Chamber of Commerce, the Vice Chairman and a member of the Board of Directors of the National Realty Committee, and a member of the Advisory Board of the Wharton School's Real Estate Center in Philadelphia. Mr. Puskar is a member of the Executive Committee and the Nominating Committee of the Board of Directors.

         William D. Sanders, 55, has been a director of the Company since May 1, 1996 following consummation of the US Realty Transaction. He is the Founder and Chairman of Security Capital Group, an affiliate of US Realty. Mr. Sanders retired on January 1, 1990 as chief executive officer of LaSalle Partners Limited, a firm he founded in 1968. Mr. Sanders is on the Boards of Directors of R.R. Donnelley & Sons Company, US Realty, Storage USA, Inc. and Regency Realty Corporation. Mr. Sanders is a former trustee and member of the executive committee of the University of Chicago and a former trustee fellow of Cornell University. Mr. Sanders received his Bachelor of Science from Cornell University. Mr. Sanders is a member of the Nominating Committee of the Board of Directors.

Committees of the Board of Directors; Meetings

         In accordance with the By-laws of the Company, the Board of Directors has established an Executive Committee, an Investment Committee, an Audit Committee, an Executive Compensation Committee and a Nominating Committee. The membership of these Committees is set forth in the preceding section of this Proxy Statement.

         Executive Committee. The Executive Committee has the authority, subject to the Company's conflict of interest policies, to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee met 11 times in 1996 and took action by unanimous written consent three times.

         Investment Committee. The Investment Committee was established in April 1996 to approve agreements and other actions contemplated by and within the amounts established in the budget for the Company approved by the Board of Directors and to approve the acquisition of assets and the incurrence of indebtedness and other matters treated as capital items which involve less than $50 million for any single transaction or series of related transactions and, in the aggregate, represent not more than 10% of the Company's total assets during any fiscal quarter or that do not represent a material change from the Company's business plan. The Investment Committee does not have authority to approve any expenditure to or agreement with any member of the Investment Committee, any member of the immediate family of a member of the Investment Committee, or any entity in which any such person has a direct or indirect financial interest. The Investment Committee met one time in 1996 and took action by unanimous consent four times.

         Audit Committee. The Audit Committee, which consists of two independent directors, was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1996.

         Executive Compensation Committee. The Executive Compensation Committee was established to determine compensation for the Company's executive officers and to implement the Company's option plans. The Executive Compensation Committee met five times in 1996.

         Nominating Committee. The Nominating Committee was established to consider and make recommendations to the Board of Directors regarding the size of the Board and nominees for election as members of the Board of Directors of the Company. The Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request. The Nominating Committee did not meet in 1996, but took one action by unanimous written consent.

         The Board of Directors held 9 meetings during 1996 and took action by unanimous written consent four times. Each of the following directors attended fewer than 75% of the aggregate of the number of meetings of the Board of Directors during the period for which he has been a member and the number of meetings of the committees of the Board of Directors for the period for which he served as a member of any such committees: David Bonderman; Robert O. Carr; George R. Puskar; and William D. Sanders.

Compensation of Directors

         The Company pays fees to its directors who are not officers of the Company for their services as directors. Directors receive annual compensation of $12,000 plus a fee of $1,000 (plus out-of-pocket expenses) for attendance (in person or by telephone) at each meeting of the Board of Directors. Directors who are not officers of the Company receive a fee of $500 for attendance (in person or by telephone) at each committee meeting held on a non-board meeting day. Pursuant to policies of ELAS, any remuneration received by a director that represents ELAS must be paid to ELAS.

         The Company has established the Non-Employee Director Stock Option Plan for the purpose of attracting and retaining directors who are not employees of the Company ("Non-Employee Directors"). The stock option plan provides for the grant of options that are exercisable at fair market value of the Company's Common Stock on the date of grant. The stock option plan was approved by the Company's stockholders at its Annual Meeting of Stockholders on April 28, 1995, following which each then-serving Non-Employee Director was granted options to purchase 3,000 shares of Common Stock of the Company. Immediately following each annual election of directors, each then serving Non-Employee Director will receive options to purchase 5,000 shares of Common Stock. The Non-Employee Director stock options vest over a three year period, 33 1/3% per year.

         As of December 31, 1996 the Company had 150,000 shares of Common Stock reserved for issuance under the Non-Employee Director Stock Option Plan, of which 61,000 options were outstanding. During 1996, a total of 2,000 options were exercised by a total of 2 directors or former directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based on the Company's review of the copies of such forms it has received and based on written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year, except as noted below, the Company believes that its executive officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them with respect to transactions during 1996. Certain of the Company's executive officers and directors failed to report on a timely basis certain transactions, as follows: Thomas A. Carr, the transfer of partnership interests in Carr Realty, L.P. to his children and a charitable organization; Philip L. Hawkins and Robert G. Stuckey, the appointment as an executive officer of the Company and the grant of Unit options under the 1993 Carr Realty Option Plan upon commencement of each of their employment with the Company; and J. Marshall Peck, appointment as a director of the Company and the grant of options to purchase Common Stock under the Company's Non-Employee Director Stock Option Plan. These transactions were reported on Forms 4 filed during 1996 after the reporting deadline.

                 APPROVAL OF 1997 CARRAMERICA REALTY CORPORATION
                         STOCK OPTION AND INCENTIVE PLAN
                    AND THE GRANT OF CERTAIN STOCK OPTIONS TO
             AN EXECUTIVE OFFICER AND A KEY EMPLOYEE OF THE COMPANY
                                    (Item 2)

Introduction

         The Company believes that an integral part of its success is attributable to its ability to continue to attract and retain highly-qualified and dedicated executive officers, key employees and other persons by providing such persons with stronger incentives to continue to serve the Company and to expend maximum effort to improve the business results and earnings of the Company. Upon the recommendation of the Executive Compensation Committee and after considering the results of a review of employee compensation conducted on behalf of the Company by an independent compensation consultant, the Board of Directors adopted, subject to stockholder ratification, the CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan"), the full text of which is set forth in Annex 1 to this Proxy Statement. The Stock Option Plan is intended to provide eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. Prior to, but in contemplation of, the adoption of the Stock Option Plan, during November 1996, in connection with the acquisition of the Peterson Properties portfolio in suburban Atlanta, options (the "Peterson Options") to purchase 20,000 shares of Common Stock were granted to Robert E. Peterson, the Company's Managing Director, Southeast Region, subject to approval by the stockholders. Prior to, but in contemplation of, the adoption of the Stock Option Plan, in September 1996, options (the "Merriman Options") to purchase 5,000 shares of Common Stock were granted to Dwight L. Merriman, the Company's Vice President, Market Officer for Southern California, subject to approval by the stockholders.

Material Features of the Stock Option Plan

         Types of Awards; Eligibility. The Stock Option Plan provides for the issuance of options ("Stock Options") to purchase shares of Common Stock of the Company, restricted stock and restricted stock units to any employee of the Company or of any subsidiary, including Carr Realty, L.P., CarrAmerica Realty, L.P., and CarrAmerica Realty Services, Inc., as determined by a committee of the Board of Directors qualified to administer the Stock Option Plan (the "Committee"). Each Stock Option may be exercised for one share of Common Stock. Options may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Restricted stock is stock awarded to an eligible grantee, subject to restrictions and a risk of forfeiture. Restricted stock units are units awarded to an eligible grantee which represents a conditional right to receive a share of Common Stock of the Company in the future. The Stock Option Plan does not confer on any person the right to remain in the employ or service of the Company or any subsidiary.

         Awards. The maximum number of Stock Options or shares of restricted stock which may be granted under the Stock Option Plan is 3,000,000. The maximum number of Stock Options or shares of restricted stock that can be awarded to any eligible grantee is 500,000 per year.

         Vesting; Exercise; Price. Under the Stock Option Plan, the Committee has authority to determine the number of Stock Options to be granted to a person eligible under the Stock Option Plan and the terms and conditions of each grant, including the exercise price of any Stock Option and the nature and duration of any restriction or condition relating to the vesting, exercise, transfer or forfeiture of a Stock Option. Each Stock Option granted under the Stock Option Plan will expire on the tenth anniversary of the effective date of grant. Stock Options must be exercised within 365 days of the termination of employment of the Stock Option holder.

         Amendments; Termination. The Board of Directors has the right to terminate or suspend the Stock Option Plan. The Board of Directors may amend the Stock Option Plan from time to time; provided that, without the approval of the Company's stockholders, the Stock Option Plan may not be amended such that it does not comply with the Internal Revenue Code.

         Federal Tax Consequences. The grant of a Stock Option is not a taxable event for the optionee or the Company. Upon exercise of a non-qualified Stock Option, the optionee will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying share of Common Stock on the date of the exercise and the Company will be entitled to a deduction for the amount recognized as ordinary income by the optionee. With respect to incentive Stock Options, an optionee will not recognize taxable income upon exercise of an incentive Stock Option, and any gain realized upon disposition of shares received pursuant to the exercise of an incentive Stock Option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise and the date the stock was purchased, whichever is later. However, the excess of the fair market value of the shares subject to an incentive Stock Option on the exercise date over the Stock Option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise. If an optionee pays the exercise price of any Stock Option by delivering shares of Common Stock, the exchange of Common Stock generally will be treated as a non-taxable transaction.

Material Features of the Peterson Options and the Merriman Options

         The Peterson Options. Prior to, but in contemplation of, the adoption of the Stock Option Plan, as of November 1, 1996, in connection with the acquisition of the Peterson Properties portfolio in suburban Atlanta, options to purchase 20,000 shares of Common Stock were granted to Robert E. Peterson, the Company's Managing Director, Southeast Region, subject to approval by the stockholders. The Peterson Options were granted at an exercise price of $25.125 per share, with vesting of the options to occur over a five year period, 20% per year, commencing on the first anniversary of the date of grant. Upon termination of Mr. Peterson's employment with the Company, the Peterson Options must be exercised, to the extent vested on the date of termination, within 90 days.

         The Merriman Options. In addition, prior to, but in contemplation of, the adoption of the Stock Option Plan, as of September 1, 1996, options to purchase 5,000 shares of Common Stock were granted to Dwight L. Merriman, the Company's Vice President, Market Officer for Southern California, subject to approval by the stockholders. The Merriman Options were granted at an exercise price of $24.00 per share, with vesting of the options to occur over a five year period, 20% per year, commencing on the first anniversary of the date of grant. Upon termination of Mr. Merriman's employment with the Company, the Merriman Options must be exercised, to the extent vested on the date of termination, within 90 days.

Recommendation of the Board of Directors "FOR" this Proposal

         The Board of Directors believes that adoption of the Stock Option Plan and approval of the Peterson Options and the Merriman Options will promote the interests of the Company and its stockholders and enable the Company to continue to attract, retain and reward persons important to the Company's success. Accordingly, the Board of Directors recommends a vote FOR approval of the Stock Option Plan and the Peterson Options and the Merriman Options. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           Summary Compensation Table
                                                                                           Long-Term
                                                                                         Compensation
                                             Annual Compensation                            Awards
                            ------------------------------------------------------    --------------------
            `                                                      Other Annual          Unit Options        All Other
                             Year     Salary ($)     Bonus ($)     Compensation         Granted (#) (2)     Compensation
                             ----     ----------     ---------     ------------         ---------------     ------------
Oliver T. Carr, Jr.
   Chairman and              1996      $225,000             --             --                      --        $8,728(6)
   Chief Executive Officer   1995      $152,885(3)     $67,500             --                      --        $8,695(6)
                             1994      $125,000             --             --                  81,500        $4,806(6)

Thomas A. Carr
   President and Chief       1996      $225,000       $225,000             --                      --        $8,728(7)
   Operating Officer         1995      $225,000        $67,500             --                      --        $8,782(7)
                             1994      $225,000             --             --                  81,500        $9,306(7)

Brian K. Fields                                                            --
   Chief Financial           1996      $185,000       $185,000             --                      --        $8,728(8)
   Officer                   1995      $150,000        $60,000             --                      --        $8,782(8)
                             1994      $150,000             --             --                  40,767        $9,306(8)

Philip L. Hawkins
   Managing Director -       1996      $181,731(1)    $210,000        $91,868(4)               20,000          $921(9)
   Asset Management

Robert G. Stuckey
   Managing Director -       1996      $116,731(1)    $185,000        $47,055(5)               20,000          $921(10)
   Acquisitions and
   Development

(1) Mr. Hawkins and Mr. Stuckey began their employment with the Company in 1996. The amounts set forth as "Salary" for 1996 represent actual salary paid to such officers from their respective hire dates to December 31, 1996. The salaries of Messrs. Philip L. Hawkins and Robert
         G. Stuckey for 1996 on an annualized basis were $210,000 and $185,000, respectively.
(2) Represents options to purchase Class A Units of limited partner interest in Carr Realty, L.P. ("Class A Units") granted during the period ended December 31, 1996, 1995, and 1994 respectively. Class A Units are redeemable by the holder thereof for cash or Common Stock of the Company, at the option of the Company.
(3) Mr. Oliver Carr's employment contract was amended by the Board of Directors as of May 22, 1995, to increase his salary to $250,000 on an annualized basis effective as of October 1995. Mr. Oliver Carr's employment contract was also amended by the Board of Directors as of May 22, 1995 to permit Mr. Oliver Carr to receive additional compensation in such amounts and at such times as the Board of Directors determines.
(4) Salary for 1996 for Mr. Hawkins includes $91,868 for payment by the Company of certain employment related expenses.
(5) Salary for 1996 for Mr. Stuckey includes $47,055 for payment by the Company of certain employment related expenses.
(6) All Other Compensation for 1996, 1995 and 1994 consists solely of employer contributions to the Carr Realty Retirement Plan in the amount of $7,500, $8,250 and $3,750, respectively, and life,

         AD&D and long-term disability insurance premiums in the amount of $1,2128, $445 and $1,056, respectively, paid for the benefit of Mr. Oliver Carr.
(7) All Other Compensation for 1996, 1995 and 1994 consists solely of employer contributions to the Carr Realty Retirement Plan in the amount of $7,500, $8,250 and $8,250, respectively, and life, AD&D and long-term disability insurance premiums in the amount of $1,228, $532 and $1,056, respectively, paid for the benefit of Mr. Thomas Carr.
(8) All Other Compensation for 1996, 1995 and 1994 consists solely of employer contributions to the Carr Realty Retirement Plan and Trust in the amount of $7,500, $8,250 and $8,250, respectively, and life, AD&D and long-term disability insurance premiums in the amount of $1,228, $532 and $1,056, respectively, paid for the benefit of Mr. Fields.
(9) All Other Compensation for 1996 consists solely of life, AD&D and long-term disability insurance premiums in the amount of $921 paid for the benefit of Mr. Hawkins.
(10) All Other Compensation for 1996 consists solely of life, AD&D and long-term disability insurance premiums in the amount of $921 paid for the benefit of Mr. Stuckey.


Option Plans

         The Company has established two option plans for employees: the 1993 Carr Realty Option Plan which provides for the grant of options to purchase Class A Units in Carr Realty, L.P.; and the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan described in Item 2 above.

         1993 Carr Realty Option Plan. A total of 1,266,900 Class A Units have been reserved for issuance under the 1993 Carr Realty Option Plan. Options granted under the 1993 Carr Realty Option Plan generally vest 20% on each of the first five anniversaries of the respective grant dates. On February 12, 1996, options to acquire 20,000 Class A Units were granted to Philip L. Hawkins, the Company's Managing Director of Asset Management. On February 26, 1996, options to acquire 20,000 Class A Units were granted to Robert G. Stuckey, the Company's Managing Director of Acquisitions and Development. Upon exercise of an option to acquire Class A Units, an optionee will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying Class A Unit on the date of the exercise and Carr Realty, L.P. will be entitled to a deduction for the amount recognized as ordinary income by the optionee. As of March 15, 1997, 941,348 options to acquire Class A Units are outstanding under the 1993 Carr Realty Option Plan.

         1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan. The material terms and conditions of the Stock Option Plan are described in Item 2 above. As of March 15, 1997, a total of 861,500 Stock Options had been granted under the Stock Option Plan to a total of 43 executive officers and certain key and other employees of the Company, subject to stockholder approval.

                        Option Grants in Last Fiscal Year
                                                                                     Potential Realizable
                                                                                    Value at Assumed Annual       Alternative
                                                                                     Rates of Stock Price          to (f) and
                                                                                    Appreciation for Option        (g): Grant
                              Individual Grants                                              Term                  Date Value
-------------------------------------------------------------------------------    --------------------------    ---------------
         (a)                (b)            (c)          (d)           (e)              (f)          (g)               (f)
                          Number of       Percent of
                         Securities     Total Options   Exercise                                                      Grant
                         Underlying       Granted to    or Base                                                       Date
                           Options       Employees in    Price     Expiration                                        Present
Name/1                  Granted (#)/2    Fiscal Year     ($/Sh)       Date            5% ($)       10% ($)           Value $
----                    ------------     -----------    ------        ----            ------       -------           -------
Robert G. Stuckey          20,000          31%         $24.75       2/26/06          $305,014      $772,965
Philip L. Hawkins          20,000          31%         $24.25       2/12/06          $311,303      $788,903

1/ No options were granted in 1996 to any other executive officers.
2/ Options to acquire Class A Units pursuant to 1993 Carr Realty Option Plan.


                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-end Option Values

                                                            Number of Unexercised Securities         Value of Unexercised
                               Shares                                  Underlying                        In-the-Money
                              Acquired         Value              Options at FY-End(1)               Options at FY-End(2)
Name                        on Exercise       Realized       Exercisable      Unexercisable     Exercisable      Unexercisable
----                        -----------       --------       -----------      -------------     -----------      -------------
Oliver T. Carr, Jr.             --              --             79,700            40,300           $535,038         $263,650
Thomas A. Carr                  --              --             79,700            40,300            535,038          263,650
Brian K. Fields                 --              --             39,847            20,153            267,485          399,329
Philip L. Hawkins               --              --               --              20,000                 --          100,000
Robert G. Stuckey               --              --               --              20,000                 --           90,000

----------------------
(1) The number of unexercised options at fiscal year end is based on the number of shares of Common Stock for which each underlying Class A Unit of Carr Realty, L.P. would have been redeemable on that date.
(2) Based on the last reported sale price of the Common Stock on the NYSE on December 31, 1996 of $29.25.

                                New Plan Benefits

         The table below indicates Stock Options granted to the Company's Chief Executive Officer and the Named Executive Officers and the Company's executive officers as a group as of March 15, 1997 under the Stock Option Plan, subject to stockholder approval. No Stock Options under the Stock Option Plan may be granted to Non-Employee Directors. In each case, the Stock Options were granted effective as of February 6, 1997, vesting 20% on each of the first five anniversaries of the date of grant at an exercise price of $29.25 per share. These Stock Options will terminate on the tenth anniversary of the date of grant. Upon approval of the Stock Option Plan by the stockholders at the Meeting, these grants will be effective as of the date such grants were made. The material features of the Stock Option Plan are described in Item 2 above.

                                                   Number of Options Granted
Name and Position                                Pursuant to Stock Option Plan
-----------------                                -----------------------------

Oliver T. Carr, Jr., Chairman and CEO                         50,000

Thomas A. Carr, President and COO                             60,000

Brian K. Fields, Chief Financial Officer                      35,000

Philip L. Hawkins, Managing Director -
         Asset Management                                     50,000

Robert G. Stuckey, Managing Director -
         Acquisitions and Development                         50,000

Executive Officer Group, including the
         five executive officers named above
         (6 persons)                                         295,000


Employment Contracts

         None of the executive officers of the Company have an employment contract, except for Robert E. Peterson, the Company's Managing Director, Southeast Region. As of November 1, 1996, in connection with the acquisition of the Peterson Properties portfolio in suburban Atlanta, the Company entered into an employment contract with Robert E. Peterson which provides for the employment of Mr. Peterson for two years at an annual base compensation of $190,000 and additional cash compensation of a target bonus of $90,000 per year. Mr. Peterson's employment contract provides for certain severance payments in the event of disability or termination by the Company without cause or by Mr. Peterson with cause. Mr. Peterson also entered into a Noncompetition and Nonsolicitation Agreement with the Company restricting him from competing with the Company during and for two years after termination or expiration of his employment with the Company.

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Performance Graph and the Report on Executive Compensation shall not be incorporated by reference into any such filings:

                                PERFORMANCE GRAPH

                                [GRAPHIC OMITTED]

* $100 invested on 2/09/93 in stock or on 1/31/93 in Index including reinvestment of dividends.
    Fiscal year ending December 31.

         The points on the graph represent the following numbers:

         Year            CarrAmerica            S&P 500           NAREIT Equity
         ----            -----------            -------           -------------
         1996                178                  187                   181
         1995                138                  152                   134
         1994                 93                  111                   116
         1993                109                  109                   112

                        REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors and is responsible for recommending to the Board of Directors compensation policies applicable to the Company's executive officers. This report addresses the Company's compensation policies for 1996 as they affected the Chief Executive Officer, the Named Executive Officers and the other executive officers of the Company.

Compensation Philosophy

         The Committee's executive compensation policies are designed to provide competitive compensation opportunities, to reward executives consistent with the Company's performance, to recognize individual performance and responsibility, to assist the Company in attracting and retaining qualified executives and, most importantly, to underscore the importance of total stockholder return. The Committee is committed to a compensation philosophy which rewards employees primarily on the Company's success in attaining corporate financial objectives and, secondarily, on the employee's success in attaining departmental and individual financial and qualitative performance objectives. This philosophy is based on the premise that achievement of the Company's goals results from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

         The components of the Company's executive compensation program for 1996 were (i) an annual component consisting of base salaries and cash bonuses, and
(ii) long-term incentives. Central to the Company's executive compensation program is the definition of detailed performance goals and financial targets. Executive compensation is determined and administered by the Committee on the basis of total compensation rather than as separate free-standing components. In determining executive compensation, the Committee considers compensation packages for executives of comparable position and responsibility in the industry.

Annual Component

         Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness in the context of the Company's financial condition and capital resources, the roles and responsibilities of the individual, the contributions of the individual to the Company's business, an analysis of job requirements and the individual's prior experience and accomplishments.

         To provide additional incentive to achieve outstanding performance, the Committee also makes cash bonus awards based on corporate and individual performance. The compensation plan adopted by the Committee in 1996 establishes target cash bonuses based on achievement of financial and operational goals for the Company and, where appropriate, those activities of the Company managed by the executive officer. The Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

Long-Term Incentives

         The Committee believes that the financial interests of executive officers should be aligned closely with those of stockholders through equity ownership. The Company's long-term incentive compensation plan currently consists of the 1993 Carr Realty Option Plan under which executive officers and other key employees of the Company have been granted options to acquire Class A Units in Carr Realty, L.P. ("Unit

Options"). Class A Units of Carr Realty, L.P. are redeemable for Common Stock of the Company or, at the Company's election, cash equal to the value of an equal number of shares of Common Stock and, therefore, have a value equal to that of the Company's Common Stock. To encourage the Company's employees to seek long-term appreciation in the value of the Company's Common Stock, Unit Options vest over a specified period of time, and then only if the employee remains with the Company. Accordingly, an employee generally must remain with the Company for a period of 5 years to enjoy the full economic benefit of a Unit Option. The Company awarded 20,000 Unit Options each to two of the Named Executive Officers at the time they joined the Company in 1996.

         In recognition of the changes in the Company's organizational structure during 1996, the Committee and the Board of Directors have adopted the 1997 CarrAmerica Realty Corporation Stock Option and Incentive Plan (the "Stock Option Plan") which provides for the grant of options to purchase shares of Common Stock of the Company to executive officers and a broad-based group of the Company's employees. The Committee expects that future grants of long-term incentives to the Company's executives will be made pursuant to the Stock Option Plan. The Stock Option Plan is being presented to the Company's stockholders for approval at the Meeting and, accordingly, is described in detail in Item 2 above. The Committee urges stockholders to approve the Stock Option Plan.

Chief Executive Officer Compensation

         The salary and long-term incentive awards of Mr. Oliver T. Carr, Jr. are determined substantially in conformity with the policies described above for all other executive officers of the Company. The base salary of Mr. Oliver T. Carr, Jr. for 1996 was based on the terms of his employment agreement with the Company, as amended. Mr. Carr was not granted any Unit Options during 1996. Mr. Carr did not receive an annual cash bonus for 1996.

                                              David Bonderman
                                              A. James Clark
                                              J. Marshall Peck
                                              Wesley S. Williams, Jr.



                        EXECUTIVE COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Executive Compensation Committee is an employee of the Company.

         A. James Clark. As described below, A. James Clark, who is a member of the Executive Compensation Committee, owns interests in certain entities that, during 1996, were parties to certain transactions involving the Company.

         Carr Real Estate Services, Inc. provides management and leasing services to properties owned by partnerships in which A. James Clark and/or Clark Enterprises, Inc. have interests. Carr Services, Inc. received revenue of $.5 million for 1996 from partnerships in which A. James Clark and/or Clark Enterprises, Inc. have interests.

         Wholly-owned subsidiaries of Clark Enterprises, Inc. have provided construction services to the Company. In connection with these services, the subsidiaries received payments from the Company of $1.3 million for 1996, excluding payments described in the next paragraph. These amounts included amounts paid by these subsidiaries for materials and to sub-contractors.

         On September 26, 1994, the Company and Cousins Properties Incorporated entered into a joint venture ("CC-JM II Associates") to develop and own a new office building to be located in McLean, Virginia. Mr. Clark was a limited partner in the partnership which sold the land to CC-JM II Associates for a purchase price of $2.1 million. A wholly-owned subsidiary of Clark Enterprises, Inc. provided construction services to the joint venture pursuant to an $18 million contract and, for the year ended December 31, 1996 received payments from the Company, including change orders, of $1.8 million.

         J. Marshall Peck. As described below, J. Marshall Peck, who is a member of the Executive Compensation Committee, is a Managing Director of Security Capital Investment Research Incorporated, which, as described below, during 1996, was a party to certain transactions involving the Company.

         During 1996, payments of $1.1 million were made to Security Capital Investment Research Incorporated, an affiliate of US Realty, for services rendered in connection with the acquisition of operating and development properties.

         The Company paid Security Capital Markets Group, Inc., an affiliate of US Realty, a placement fee of $.4 million in 1996 for services rendered in connection with the sale of 1,740,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock issued in October 1996.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 15, 1997 for (1) each person known by the Company to be holding more than 5% of the outstanding Common Stock,
(2) each director and nominee of the Company and each Named Executive Officer, and (3) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares reported as beneficially owned by a person represents the number of shares of Common Stock the person holds (including shares of Common Stock that may be issued upon exercise of options that are exercisable within 60 days of March 15, 1997) plus the number of shares into which Class A Units of Carr Realty, L.P. held by the person (including Class A Units of Carr Realty, L.P. that may be issued upon the exercise of options that are exercisable within 60 days of March 15, 1997) are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). For purposes of the following table, the number of shares of Common Stock and Class A Units deemed outstanding includes 48,734,335 shares of Common Stock, 4,561,284 Class A Units of Carr Realty, L.P., 901,270 Units of CarrAmerica Realty, L.P. and 309,700 Class A Units and 11,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 15, 1997. The extent to which a person holds shares of Common Stock, as opposed to Class A Units of Carr Realty, L.P. or CarrAmerica Realty, L.P. or options to purchase Class A Units of Carr Realty, L.P. or Common Stock which are exercisable within 60 days of March 15, 1997, is set forth in the footnotes.

                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Security Capital U.S. Realty
Security Capital Holdings S. A. (3)............             19,993,877           41.0%         36.9%
69, route d'Esch
L-2953 Luxembourg

Oliver T. Carr, Jr. (4)........................              1,571,303            3.2%          2.9%
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

A. James Clark (5).............................               930,575             1.9%          1.7%
Clark Enterprises, Inc.
7500 Old Georgetown Road
Bethesda, MD 20814

Thomas A. Carr (6).............................               128,422              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006



                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Andrew F. Brimmer (7)..........................                 2,000
Brimmer & Company
4400 MacArthur Boulevard, N.W.
Washington, D.C.  20007

David Bonderman (8)............................                39,083              *             *
Texas Pacific Group, Inc.
201 Main Street
Fort Worth, Texas 76102

William D. Sanders (9).........................                 1,000              *             *
Security Capital Group
7777 Market Center Avenue
El Paso, Texas  79122

J. Marshall Peck (10)..........................                     0              *             *
Security Capital Investment Research Incorporated
11 South LaSalle Street
Chicago, IL  60603

Philip L. Hawkins (11).........................                 9,000              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Anthony R. Manno, Jr. (12).....................                11,000              *             *
Security Capital Investment Research Incorporated
11 South LaSalle Street
Chicago, Illinois  60603

Robert O. Carr (13)............................                82,619              *             *
Carr Real Estate Services, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Brian K. Fields (14)...........................                57,534              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

George R. Puskar (15)..........................                12,000              *             *
Equitable Real Estate Management, Inc.
1150 Lake Hearn Drive, N.E.
Suite 400
Atlanta, GA  30342




                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Robert G. Stuckey (16).........................                 4,000              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, DC  20007

Wesley S. Williams, Jr. (17)...................                 2,200              *             *
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044

Caroline S. McBride (18).......................                     0              *             *
Security Capital Investment Research Incorporated
399 Park Avenue, 23rd Floor
New York, New York  10022

---------------------------------------------------
All executive officers and directors as a group             2,850,736             5.6%          5.2%
(16 persons)

---------------------------------------------------
*Less than 1.0%

(1) Assumes that all Class A Units of Carr Realty, L.P., held by the person, if any, (including Class A Units of Carr Realty, L. P. issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997), are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock plus shares of Common Stock issuable upon redemption of all Class A Units beneficially owned by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997), but assumes that none of the Class A Units held by other persons are redeemed for shares of Common Stock.
(2) Assumes that all Class A Units held by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997) are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock and assumes that all of the Class A Units held by other persons (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997) are redeemed for shares of Common Stock.
(3)     Security Capital Holdings S.A., a wholly-owned subsidiary of US
        Realty, holds all of its interest in shares of Common Stock. Security Capital Holdings S.A. also owns 520,000 shares of the Company's Series
        A Cumulative Convertible Redeemable Preferred Stock.
(4) The aggregate amount of shares of Common Stock beneficially owned by Mr. Oliver T. Carr, Jr. consists of 69,005 shares of Common Stock and 284,672 Class A Units owned directly by him, and 10,000 shares of Common Stock and 150,000 Class A Units owned by his spouse, 7,565 shares of Common Stock owned by Mr. and Mrs. Carr as joint tenants, 2,040 shares held by their children, 954,061 shares of Common Stock and Class A Units owned by OCCO, of which Mr. Carr is a director, chairman of the board, president and trustee of the majority stockholder, and Mr. Carr's options to purchase 96,000 Class A Units which are exercisable within 60 days of March 15, 1997. Of the amount shown, Mr. Carr and OCCO hold 978,010 Class A Units and 497,293 shares of Common Stock. Mr. Carr disclaims beneficial ownership of the 2,040 shares held in an irrevocable trust for the benefit of his minor children.

(5)     The aggregate amount of shares of Common Stock beneficially owned by Mr.
        A. James Clark consists of 1,000 shares of Common Stock and 358,596 Class A Units owned directly by him and 569,979 Class A Units owned by Clark Enterprises, Inc., of which Mr. Clark is chairman, president, a director and the majority stockholder. Mr. Clark has options to purchase 1,000 shares of Common Stock which are exercisable within 60 days of March 15, 1997.
(6) Mr. Thomas A. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO. Mr. Carr holds 29,515 Class A Units directly and 2,907 Class A Units are held by his children. Mr. Carr has options to purchase 96,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(7) Dr. Brimmer has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.
(8) The aggregate amount of shares of Common Stock beneficially owned by Mr. Bonderman consists of 22,176 Class A Units owned directly by him, 5,000 Class A Units owned by Group Management, Inc., of which Mr. Bonderman is the controlling person, 8,084 shares of Common Stock owned directly by Mr. Bonderman and 1,823 shares of Common Stock owned by Group Management, Inc. Mr. Bonderman has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997. Mr. Bonderman, whose term as a director expires at the Meeting, is not standing for re-election to the Board of Directors.
(9) Mr. Sanders is a director of Security Capital Group, an affiliate of Security Capital Holdings S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Sanders has options to purchase 1,000 shares of common Stock of the Company which are exercisable within 60 days of March 15,1997.
(10) Mr. Peck is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S. A.
(11) Mr. Hawkins holds 5,000 shares of Common Stock and has options to purchase 4,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(12) Mr. Manno is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of Security Capital US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Manno holds 10,000 shares of Common Stock directly and has options to purchase 1,000 shares of Common Stock. Mr. Manno, whose term as a director expires at the Meeting, is not standing for re-election to the Board of Directors.
(13) Mr. Robert O. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO. Mr. Carr holds 14,083 shares of Common Stock, 6,836 Class A Units and has options to purchase 61,700 Class A Units which are exercisable within 60 days of March 15, 1997. Mr. Carr, whose term expires at the Meeting, is not standing for re-election to the Board of Directors.
(14) Mr. Fields holds 9,534 shares of Common Stock and has options to purchase 48,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(15) Mr. Puskar holds all of his interest in the Company in shares of Common Stock. The aggregate amount of shares of Common Stock beneficially owned by Mr. Puskar consists of 5,500 shares of Common Stock owned directly by him, 4,500 shares of Common Stock owned by his spouse and options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.
(16) Mr. Stuckey has options to purchase 4,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(17) Mr. Williams holds all of his interest in the Company in shares of Common Stock. Mr. Williams owns 200 shares of Common Stock and has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.

(18) Mrs. McBride is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OCCO and Oliver T. Carr, Jr.

         CarrPark, Inc., a subsidiary of OCCO, a stockholder of the Company whose chairman, president and trustee of the majority stockholder is Oliver T. Carr. Jr., manages certain of the parking garages in the Company's properties for fees ranging from 24 to 62 percent of gross receipts from garage operations. CarrPark, Inc. is responsible for payment of all garage operating expenses. Fees paid by the Company to CarrPark, Inc. for 1996 totaled $1.9 million.

         The Company leases office space from a partnership affiliated with OCCO. Rent expense amounted to $1.1 million in 1996 under the lease. Future minimum payments under the lease are $.9 million in 1997 and $.4 million in 1998.

         Carr Development and Construction was a division of OCCO until April 30, 1996 when the Company acquired it for $1.75 million. Carr Development and Construction was the development manager of 1717 Pennsylvania Avenue during 1995 and a portion of 1996. OCCO earned fees of $.2 million in 1996.

         Carr Real Estate Services, Inc. provides management and leasing services to properties owned by partnerships in which OCCO and/or Oliver T. Carr, Jr. (as well as A. James Clark and ELAS in some circumstances) have interests. Management fees are generally equal to 2% to 3% of collected revenue from the managed property, and leasing fees are generally equal to 1.5% to 2% of the rent payable over the life of the lease. Carr Real Estate Services, Inc. received revenue from these affiliated partnerships of $6.9 million for 1996.

         Oliver T. Carr, Jr., as beneficial owner of the majority of shares of OCCO, also has an indirect material interest in the transactions involving OCCO described above.

Clark Enterprises, Inc. and A. James Clark

         A wholly-owned subsidiary of Clark Enterprises, Inc., a Unitholder of Carr Realty, L.P., has provided construction management services to the Company. In connection with these services, the Company paid $1.3 million in 1996. Additionally, a wholly-owned subsidiary of Clark Enterprises, Inc. received a total of $19.6 million during the years of 1996, 1995 and 1994 under a construction contract for the Booz-Allen & Hamilton Building (in which the Company is a 50% joint venturer).

The Equitable Life Assurance Society of the United States

         The Equitable Life Assurance Society of the United States ("ELAS"), an affiliate of an entity of which one of the Company's directors serves as an officer and director, leases approximately 10,000 square feet of office space from the Company. Rent of $.3 million was received by the Company in 1996.

         Carr Real Estate Services, Inc. provides management and leasing services to properties owned by partnerships in which ELAS has interests. In addition to revenue received from partnerships in which OCCO also has an interest (as described above), Carr Real Estate Services, Inc. received revenue of $.6 million for 1996 from partnerships in which ELAS has an interest.

Security Capital Affiliates

         The Company paid Security Capital Markets Group, an affiliate of US Realty, a placement fee of $.4 million in 1996 for services rendered in connection with the sale of 1,740,000 shares of Series A Preferred Stock issued in October 1996.

         During 1996, payments of $1.1 million were made to Security Capital Investment Research Incorporated, an affiliate of US Realty, for services rendered in connection with the acquisition of operating and development properties.


                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, who has served as independent auditors of the Company for the fiscal year ended December 31, 1996, will have representatives present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The Company's management knows of no other matters which may be presented for consideration at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company prior to December 1, 1997 to be considered for inclusion in the proxy material. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended), must comply with the advance notice provisions and other requirements of Section 3.11 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.


                              VOTING PROCEDURES AND
                           COSTS OF PROXY SOLICITATION

         The affirmative vote of a plurality of the votes cast at the Meeting will be required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on such other proposals will have the effect of a vote against the matter in question. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposal.

         The Company pays for preparing, assembling, and mailing the proxy materials. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

         Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors,

                                          /s/ Oliver T. Carr, Jr.

                                          Oliver T. Carr, Jr.
                                          Chairman of the Board


March 26, 1997

                                                                         Annex 1

                         CARRAMERICA REALTY CORPORATION

                      1997 STOCK OPTION AND INCENTIVE PLAN

        CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), sets forth herein the terms of its 1997 Stock Option and Incentive Plan (the "Plan") as follows:

        1. PURPOSE

        The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company. The Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

        2. DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1 "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act (as defined herein).

        2.2 "Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

        2.3 "Benefit Arrangement" shall have the meaning set forth in Section 14 hereof.

        2.4 "Board" means the Board of Directors of the Company.

        2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.6 "Committee" means a Committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate, and each of whom shall qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Executive Compensation Committee of the Board.

        2.7 "Company" means CarrAmerica Realty Corporation.

        2.8 "Effective Date" means March 25, 1997, the date on which the Plan was adopted by the Board.

        2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.10 "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

        2.11 "Grant" means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

        2.12 "Grant Date" means the date as of which the Committee approves a Grant.

        2.13 "Grantee" means a person who receives or holds an Option, Restricted Stock or Restricted Stock Units under the Plan.

        2.14 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.15 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

        2.16 "Option Period" means the period during which Options may be exercised as set forth in Section 11 hereof.

        2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

        2.18 "Other Agreement" shall have the meaning set forth in Section 13 hereof.

        2.19 "Plan" means the CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan.

        2.20 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

        2.21 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to
Section 12.2 hereof.

        2.22 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

        2.23 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

        2.24 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.25 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to
Section 6 hereof.

        2.26 "Stock" means the common stock, par value $0.01 per share, of the Company.

        2.27 "Subsidiary" means Carr Realty, L.P., CarrAmerica Realty, L.P., CarrAmerica Realty Services, Inc., CarrAmerica Realty LP Holdings, Inc., CarrAmerica Realty GP Holdings, Inc. and any "subsidiary corporation" of the Company within the meaning of Section 425(f) of the Code.

        2.28 "Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 11.2 hereof.

        3. ADMINISTRATION OF THE PLAN

        3.1 General. The Plan shall be administered by the Committee. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's articles of incorporation and by-laws and applicable law; provided, however, that each member of the Committee shall at all times qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. Notwithstanding the foregoing, to the extent that shares of Stock are then available for grant and issuance under the Plan, the President of the Company, acting on behalf of the Board of Directors, shall have the authority to grant to employees of or consultants to the Company options to purchase such number of shares of Stock as determined by the Committee from time to time, at such times and on such terms as are set forth in or determined pursuant to the Plan.

        3.2 Plenary Authority of the Committee. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's articles of incorporation and by-laws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company's articles of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

        3.3 Grants. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Committee at the time the new Grant is made.

        3.4 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

        3.5 Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

        4. STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 16 hereof, the number of shares of Stock available for issuance under the Plan shall be 3,000,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

        5. EFFECTIVE DATE AND TERM OF THE PLAN

        5.1 Effective Date. The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of shareholders, provided that the total votes cast represent a majority of all shares entitled to vote. Upon approval of the Plan by the shareholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

        5.2 Term. The Plan has no termination date; however, no Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

        6. OPTION GRANTS

        6.1 Company or Subsidiary Employees. Grants (including Grants of Incentive Stock Options) may be made under the Plan to any employee of the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Committee shall determine and designate from time to time.

        6.2 Successive Grants. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

        7. LIMITATIONS ON GRANTS

        7.1 Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 500,000 per year. The maximum number of shares of Restricted Stock that can be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 6 hereof is 500,000 per year.

        7.2 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

        8. AWARD AGREEMENT

        Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options.

        9. OPTION PRICE

        The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price shall be the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option or such other price as the Committee, in its discretion, shall determine; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

        10. VESTING, TERM AND EXERCISE OF OPTIONS

        10.1 Vesting and Option Period. Subject to Section 10.2 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

        10.2 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

        10.3 Acceleration. Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

        10.4 Termination of Employment or Other Relationship. Upon the termination of a Grantee's employment with the Company other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 365th day following the Grantee's termination of employment, unless the Committee, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company.

        10.5 Rights in the Event of Death. If a Grantee dies while employed by the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

        10.6 Rights in the Event of Disability. If a Grantee terminates employment with the Company by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 10.2 above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        10.7 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

        10.8 Method of Exercise. An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and
(ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents;
(ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Committee may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in
Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

        10.9 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

        11. TRANSFERABILITY OF OPTIONS

        Each Option granted pursuant to this Plan shall, during a Grantee's lifetime, be exercisable only by the Grantee or his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Grantee, by operation of law or otherwise, other than as may be provided in the Award Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Award Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

        12. RESTRICTED STOCK

        12.1 Grant of Restricted Stock or Restricted Stock Units. The Committee may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

        12.2 Restrictions. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Committee prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the second sentence of this Section 12.2, the Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

        12.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

        12.4 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

        12.5 Rights of Holders of Restricted Stock Units. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

        12.6 Termination of Employment. Upon the termination of a Grantee's employment with the Company other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock or Restricted Stock Units held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company.

        12.7 Rights in the Event of Death. If a Grantee dies while employed by the Company, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

        12.8 Rights in the Event of Disability. If a Grantee terminates employment with the Company by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

        12.9 Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

        13. PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute

Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

        14. REQUIREMENTS OF LAW

        14.1 General. The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        14.2 Rule 16b-3. It is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

        15. AMENDMENT AND TERMINATION OF THE PLAN

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company's shareholders, amend the Plan such that it does not comply with the Code. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement. Except as permitted under this Section 15 or
Section 16 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

        16. EFFECT OF CHANGES IN CAPITALIZATION

        16.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

        16.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

        16.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control. Upon the dissolution or liquidation of the Company or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert, owning [fifty percent] or more of the combined voting power of all classes of securities of the Company, (i) all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such event, and (ii) all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

        16.4 Adjustments. Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

        16.5 No Limitations on Company. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

        17. DISCLAIMER OF RIGHTS

        No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Optionee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

        18. NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

        19. WITHHOLDING TAXES

        The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

        20. CAPTIONS

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

        21. OTHER PROVISIONS

        Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

        22. NUMBER AND GENDER

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        23. SEVERABILITY

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        24. GOVERNING LAW

        The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Maryland.

                                      * * *

        The Plan was duly adopted and approved by the Board of Directors of the Company as of the 25th day of March, 1997.


                                               /s/ Andrea F. Bradley
                                               ---------------------------------
                                               Andrea F. Bradley
                                               Vice President, General Counsel
                                               and Corporate Secretary


        The Plan was duly approved by the shareholders of the Company on the ____ day of ____________, 1997.


                                               /s/
                                               ---------------------------------
                                               [Name]
                                               [Title]